SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ExpressJet Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0517977
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1600 Smith Street, HQSCE

Houston, Texas 77002

(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-64808.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $.01 per share Right to Purchase Series A Junior Participating Preferred Stock	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The classes of securities to be registered hereby are the common stock, par value $.01 per share (the "Common Stock"), of ExpressJet Holdings, Inc., a Delaware corporation (the "Registrant"), and the associated rights (the "Rights") to purchase Series A Junior Participating Preferred Stock, par value $.01 per share, of the Registrant, such Rights to initially trade together with the Common Stock.

A description of the Common Stock and the related Rights is set forth under the caption "Description of Capital Stock" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-64808) (the "Form S-1 Registration Statement") initially filed with the Securities and Exchange Commission on July 10, 2001. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

No exhibits are filed as part of this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ExpressJet Holdings, Inc.

By:

Name: Frederick S. Cromer

Title: Vice President and

Chief Financial Officer

Date: April 15, 2002